Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


NET LOSS PER SHARE
Net loss per share is calculated as follows:
(in thousands)                                                   THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                      JUNE 30,                               JUNE 30,
                                                              2000                1999               2000              1999
                                                        -----------------   -----------------    --------------   ---------------
Net loss                                                        $ (2,763)           $ (6,121)         $ (5,226)         $ (9,723)
                                                        =================   =================    ==============   ===============

BASIC:
     Weighted average common shares outstanding                   10,177               9,988            10,142             9,972
                                                        =================   =================    ==============   ===============

     Net loss per common share                                   $ (0.27)            $ (0.61)          $ (0.52)          $ (0.98)
                                                        =================   =================    ==============   ===============

DILUTED:
     Weighted average common shares outstanding                   10,177               9,988            10,142             9,972
     Effect of dilutive securities:
         Convertible notes                                             -                   -                 -                 -
         Stock options                                                 -                   -                 -                 -
         Warrants                                                      -                   -                 -                 -
                                                        -----------------   -----------------    --------------   ---------------
     Weighted average common and common
         equivalent shares outstanding                            10,177               9,988            10,142             9,972
                                                        =================   =================    ==============   ===============

     Net loss per common and common
         equivalent share                                        $ (0.27)            $ (0.61)          $ (0.52)          $ (0.98)
                                                        =================   =================    ==============   ===============
